Exhibit 99.1

Clearwater Paper Reports Second Quarter 2021 Results

SPOKANE, Wash.--(BUSINESS WIRE)--August 4, 2021 --Clearwater Paper Corporation (NYSE:CLW), a premier supplier of quality tissue and bleached paperboard products, today reported financial results for the second quarter of 2021.
SECOND QUARTER HIGHLIGHTS
•Net loss of $52 million, or $3.10 per diluted share
•Adjusted EBITDA of $15 million
•Successfully completed planned major maintenance at the Lewiston, Idaho facility ($22 million Adjusted EBITDA impact)
•Announced closure of Neenah, Wisconsin tissue facility
•Continued to reduce net debt

“We performed better than our initial expectations for the quarter. In paperboard, we continue to experience strong demand and robust backlogs. Tissue demand bottomed out in April as consumers de-stocked pantries and retailers adjusted inventories. Our tissue orders have started to build back to more normal levels since then,” said Arsen Kitch, president and chief executive officer. “Our team executed well in the quarter, performed our largest maintenance outage at Lewiston, serviced strong SBS demand, closed our high cost Neenah tissue facility and took tissue production downtime to reduce inventory levels and mitigate pulp price inflation.”
OVERALL RESULTS
For the second quarter of 2021, Clearwater Paper reported net sales of $406 million, a 15% decrease compared to net sales of $481 million for the second quarter of 2020. Net loss for the second quarter of 2021 was $52 million, or $3.10 per diluted share, compared to net income for the second quarter of 2020 of $23 million, or $1.36 per diluted share. On a non-GAAP basis, Clearwater Paper reported adjusted net loss in the second quarter of 2021 of $18 million, or $1.07 per diluted share, compared to second quarter 2020 adjusted net income of $28 million, or $1.67 per diluted share. Adjusted EBITDA for the quarter was $15 million, compared to the second quarter of 2020 Adjusted EBITDA of $79 million. Additionally, Clearwater Paper incurred impairment and other closure costs associated with the recently announced closure of its Neenah, Wisconsin facility of $41.7 million.
For the first six months of 2021, Clearwater Paper reported net sales of $832 million, a 13% decrease compared to net sales of $958 million for the first six months of 2020. Net loss for the first six months of 2021 was $40 million, or $2.37 per diluted share, compared to net income for the first six months of 2020 of $33 million, or $1.99 per diluted share. On a non-GAAP basis, Clearwater Paper reported adjusted net loss in the first six months of 2021 of $6 million, or $0.37 per diluted share, compared to first six months of 2020 adjusted net income of $37 million, or $2.24 per diluted share. Adjusted EBITDA for the first six months was $69 million, compared to the first six months of 2020 Adjusted EBITDA of $134 million.
Pulp and Paperboard Products Segment
Net sales in the Pulp and Paperboard Products segment were $227 million for the second quarter of 2021, up 5% compared to second quarter 2020 net sales of $216 million. Segment operating income for the second quarter of 2021 was $13 million compared to $32 million for the second quarter of 2020. Adjusted EBITDA for the segment was $22 million in the second quarter of 2021, compared to $41 million in the second quarter of 2020. The decrease in operating income and Adjusted EBITDA was driven by higher maintenance costs due to the major planned maintenance outage at the Lewiston, Idaho location and higher input costs due to inflation which were partially offset by higher sales prices.
Net sales in the Pulp and Paperboard Products segment were $447 million for the first six months of 2021, up 2% compared to first six months of 2020 net sales of $440 million. Segment operating income for the first six months of 2021 was $38 million compared to $58 million for the first six months of 2020. Adjusted EBITDA for the segment was $56 million in the first six months of 2021, compared to $77 million in the first six months of 2020. The decrease in operating income and Adjusted EBITDA was driven by higher maintenance outage costs due to the at the Lewiston location which were partially offset with higher sales prices.
Paperboard Sales Volumes and Prices:

• Paperboard sales volumes were 200,551 tons in the second quarter of 2021, a decrease of 1% compared to 201,728 tons in the second quarter of 2020. Paperboard sales volumes were 407,263 tons in the first six months of 2021, a decrease of 1% compared to 409,644 tons in the first six months of 2020
• Paperboard average net selling price increased 5% to $1,058 per ton for the second quarter of 2021, compared to $1,009 per ton in the second quarter of 2020. Paperboard average net selling price increased 3% to $1,043 per ton for the first six months of 2021, compared to $1,011 per ton in the first six months of 2020.
Consumer Products Segment
Net sales in the Consumer Products segment were $181 million for the second quarter of 2021, down 33% compared to the second quarter 2020 net sales of $271 million. In the second quarter of 2021, converted case shipments totaled 10.2 million cases, a decrease of 36% compared to 16.0 million cases shipped in the second quarter of 2020. Segment operating loss for the second quarter of 2021 was $10 million compared to operating income of $37 million in the second quarter of 2020. Adjusted EBITDA for the segment was $7 million in the second quarter of 2021, down from $54 million in the second quarter of 2020. The decrease in operating income and Adjusted EBITDA was driven by higher input costs due to inflation and lower sales volume as customers and consumers continued to reduce their tissue inventory which led to lower orders.
Net sales in the Consumer Products segment were $389 million for the first six months of 2021, down 27% compared to the first six months of 2020 net sales of $534 million. In the first six months of 2021, converted case shipments totaled 21.8 million cases, a decrease of 30% compared to 31.2 cases shipped in the first six months of 2020. Segment operating income for the first six months of 2021 was $8 million compared to operating income of $51 million in the first six months of 2020. Adjusted EBITDA for the segment was $41 million in the first six months of 2021, down from $86 million in the first six months of 2020. The decrease in operating income and Adjusted EBITDA was driven by the same factors affecting the second quarter of 2021.
Retail Tissue Sales Volumes and Prices:
• Retail tissue volumes sold were 61,497 tons in the second quarter of 2021, a decrease of 36% compared to 95,432 tons in the second quarter of 2020. Retail volumes represented 89% of total volumes sold in the second quarter of 2021, a decrease from 94% in the second quarter of 2020. Retail tissue volumes sold were 132,259 tons in the first six months of 2021, a decrease of 29% compared to 186,223 tons in the first six months of 2020. Retail volumes represented 89% of total volumes sold in the first six months of 2021, a decrease from 93% in the first six months of 2020.
• Retail tissue selling prices increased 1% to $2,755 per ton in the second quarter of 2021, compared to $2,729 per ton in the second quarter of 2020. Retail tissue selling prices increased 1% to $2,757 per ton in the first six months of 2021, compared to $2,730 per ton in the first six months of 2020.
COMPANY OUTLOOK
“We executed well in the second quarter and are well positioned to realize strong cash flows and further reduce net debt in the latter half of 2021. Our paperboard business continues to perform well with favorable market dynamics, and our tissue demand is continuing to recover after a retailer and consumer drawdown of inventory. We are working to offset inflation across our business, including closing our high cost Neenah tissue facility and a continued focus on operational execution,” Kitch concluded.

WEBCAST INFORMATION
Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Standard Time today. A live webcast and accompanying supplemental information will be available on the company's website at http://ir.clearwaterpaper.com. A replay of today's conference call will be available on the website at https://ir.clearwaterpaper.com/investors/events-and-presentations beginning at 5:00 p.m. Pacific Time today.
ABOUT CLEARWATER PAPER
Clearwater Paper is a premier supplier of private-branded tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters, and offers services that include custom sheeting, slitting and cutting. Clearwater Paper's employees build shareholder value by developing strong relationships through quality and service.
USE OF NON-GAAP MEASURES
In this press release, the company presents certain non-GAAP financial information for the second quarter and first six months of 2021 and 2020, including adjusted income (loss) and Adjusted EBITDA. Because these amounts are not in accordance with GAAP, reconciliations to net income (loss) as determined in accordance with GAAP are included in the tables at the end of this press release. The company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance. In addition, the company uses Adjusted EBITDA: (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of the company's business strategies, and (iii) because the company's credit agreement and the indentures governing the company's outstanding notes use metrics similar to Adjusted EBITDA to measure the company's compliance with certain covenants.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding product demand, backlogs, closure of Neenah Wisconsin facility, production downtime, cash generation, inventory levels, debt reduction, performance improvements, market conditions, and the company's ability to mitigate inflation costs. These forward-looking statements are based on current expectations, estimates, assumptions, and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: the impact of the COVID-19 pandemic on our business and operations, our suppliers' operations and our customer demand; competitive pricing pressures for our products, including as a result of increased capacity, as additional manufacturing facilities are operated by our competitors and the impact of foreign currency fluctuations on the pricing of products globally; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in the cost and availability of wood fiber and wood pulp; changes in transportation costs and disruptions in transportation services; changes in customer product preferences and competitors' product offerings; larger competitors having operational, financial and other advantages; customer acceptance and timing and quantity of purchases of our tissue products, including the existence of sufficient demand for and the quality of tissue produced by the company’s expanded Shelby, North Carolina operations; consolidation and vertical integration of converting operations in the paperboard industry; our ability to successfully implement our operational efficiencies and cost savings strategies, along with related capital projects; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which the company operates; manufacturing or operating disruptions, including IT system and IT system implementation failures, equipment malfunctions and damage to the company’s manufacturing facilities; cyber-security risks; changes in costs for and availability of packaging supplies, chemicals, energy, and maintenance and repairs; labor disruptions; cyclical industry conditions; changes in expenses, required contributions, and potential withdrawal costs associated with our pension plans; environmental liabilities or expenditures; reliance on a limited number of third-party suppliers for raw materials; our ability to attract, motivate, train and retain qualified and key personnel; our substantial indebtedness and ability to service our debt obligations and restrictions on our business from debt covenants and terms; negative changes in our credit agency ratings; changes in laws, regulations or industry standards affecting the company’s business; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020 and subsequently filed periodic reports on Form 10-Q. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company's expectations after the date of this press release.

Clearwater Paper Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per-share data)	2021	2020	2021	2020
Net sales	$406.4	$480.6	$832.3	$958.5
Costs and expenses:
Cost of sales	392.2	396.7	762.8	819.7
Selling, general and administrative expenses	26.3	32.6	54.1	60.1
Other operating charges, net	44.5	3.0	44.9	11.6
Total operating costs and expenses	463.0	432.4	861.8	891.4
Income (loss) from operations	(56.6)	48.2	(29.5)	67.0
Interest expense, net	(9.3)	(12.0)	(18.6)	(24.9)
Other non-operating expense	(2.5)	(2.0)	(5.0)	(3.8)
Debt retirement costs	—	(1.0)	—	(1.0)
Total non-operating expense	(11.8)	(14.9)	(23.6)	(29.6)
Income (loss) before income taxes	(68.4)	33.2	(53.1)	37.3
Income tax provision (benefit)	(16.7)	10.4	(13.5)	4.2
Net income (loss)	$(51.6)	$22.8	$(39.6)	$33.1

Net income (loss) per common share:
Basic	$(3.10)	$1.37	$(2.37)	$2.00
Diluted	(3.10)	1.36	(2.37)	1.99
Average shares outstanding (in thousands):
Basic	16,685	16,594	16,678	16,575
Diluted	16,685	16,686	16,678	16,644

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$60.9	$35.9
Receivables, net	144.0	160.6
Inventories	282.9	263.3
Other current assets	10.8	15.2
Total current assets	498.6	474.9
Property, plant and equipment, net	1,124.5	1,191.5
Operating lease right-of-use assets	58.1	63.5
Goodwill and intangibles, net	47.3	48.8
Other assets, net	22.4	21.7
TOTAL ASSETS	$1,750.9	$1,800.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1.7	$1.7
Accounts payable and accrued liabilities	254.1	243.1
Total current liabilities	255.9	244.8
Long-term debt	716.2	716.4
Liability for pension and other postretirement employee benefits	78.5	80.5
Deferred tax liabilities and other long-term obligations	212.3	237.6
TOTAL LIABILITIES	1,262.9	1,279.3

Common stock	—	—
Paid in capital	19.3	16.6
Retained earnings	519.2	558.8
Accumulated other comprehensive loss, net of tax	(50.5)	(54.3)
TOTAL STOCKHOLDERS' EQUITY	488.1	521.1
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,750.9	$1,800.4

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(51.6)	$22.8	$(39.6)	$33.1
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	26.8	27.8	53.7	55.8
Stock-based compensation expense	0.7	3.4	3.1	4.8
Deferred and other income taxes	(21.4)	8.9	(21.8)	10.7
Pension and other postretirement benefit plans	1.5	1.2	3.2	2.0
Non-cash charges associated with mill closure	37.1	—	37.1	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(12.9)	18.8	12.8	(18.5)
(Increase) decrease in inventory	4.9	5.1	(24.8)	46.1
(Increase) decrease in other current assets	4.5	3.6	4.4	(5.4)
Increase (decrease) in accounts payable and accrued liabilities	24.8	15.3	18.6	(8.7)
Other, net	(0.1)	1.8	1.4	0.4
Net cash flows provided by operating activities	14.3	108.6	48.1	120.4
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(9.9)	(7.3)	(21.1)	(17.8)
Net cash flows used in investing activities	(9.9)	(7.3)	(21.1)	(17.8)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings of short-term debt	—	20.0	—	108.5
Repayments of short-term debt	—	(73.5)	—	(122.0)
Repayments of long-term debt	(0.4)	(60.4)	(0.8)	(61.5)
Proceeds from sale of stock under employee awards	—	—	0.5	—
Taxes paid related to net share settlement of equity awards	(0.1)	—	(1.7)	(0.7)
Other, net	—	—	—	(0.2)
Net cash flows used in financing activities	(0.5)	(113.9)	(2.0)	(75.8)
Increase (decrease) in cash, cash equivalents and restricted cash	3.8	(12.6)	25.0	26.7
Cash, cash equivalents and restricted cash at beginning of period	58.2	61.8	36.9	22.4
Cash, cash equivalents and restricted cash at end of period	$62.0	$49.2	$62.0	$49.2

Clearwater Paper Corporation
Segment Information
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2021	2020	2021	2020
Segment net sales:
Pulp and Paperboard	$227.4	$216.5	$447.2	$439.6
Consumer Products	180.7	271.3	389.0	533.8
Eliminations	(1.7)	(7.2)	(3.9)	(15.0)
Total segment net sales	$406.4	$480.6	$832.3	$958.5

Operating income (loss):
Pulp and Paperboard	$13.0	$32.0	$38.0	$58.2
Consumer Products	(10.0)	36.8	7.9	51.4
Corporate and eliminations	(15.0)	(17.6)	(30.5)	(31.0)
Other operating charges, net [1]	(44.5)	(3.0)	(44.9)	(11.6)
Income (loss) from operations	$(56.6)	$48.2	$(29.5)	$67.0
1    Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 8 within Clearwater Paper's Form 10-Q filed with the SEC for the period end June 30, 2021 for the detailed breakout of this amount.

Note: Certain amounts have been reclassed from the prior year presentation to reflect the realignment of Clearwater Paper’s baled pulp sales to record inter-segment sales at market price and the realignment of outside pulp sales to the producing segment.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2021	2020	2021	2020
Net income (loss)	$(51.6)	$22.8	$(39.6)	$33.1
Add back:
Income tax provision (benefit)	(16.7)	10.4	(13.5)	4.2
Interest expense, net	9.3	12.0	18.6	24.9
Depreciation and amortization expense	26.8	27.8	53.7	55.8
Other operating charges, net[1]	44.5	3.0	44.9	11.6
Other non-operating expense	2.5	2.0	5.0	3.8
Debt retirement costs	—	1.0	—	1.0
Adjusted EBITDA	$14.8	$78.9	$69.1	$134.3

Pulp and Paperboard income	$13.0	$32.0	$38.0	$58.2
Depreciation and amortization	9.0	9.2	18.0	18.5
Pulp and Paperboard Adjusted EBITDA	$22.0	$41.2	$56.0	$76.7

Consumer Products income (loss)	$(10.0)	$36.8	$7.9	$51.4
Depreciation and amortization	16.8	17.1	33.5	34.4
Consumer Products Adjusted EBITDA	$6.7	$53.9	$41.4	$85.8

Corporate expenses	$(15.0)	$(17.6)	$(30.5)	$(31.0)
Depreciation and amortization	1.0	1.4	2.2	2.9
Corporate Adjusted EBITDA	$(14.0)	$(16.2)	$(28.3)	$(28.2)

Pulp and Paperboard	$22.0	$41.2	$56.0	$76.7
Consumer Products	6.7	53.9	41.4	85.8
Corporate	(14.0)	(16.2)	(28.3)	(28.2)
Adjusted EBITDA	$14.8	$78.9	$69.1	$134.3
1    Other operating charges, net consist of amounts unrelated to ongoing core operating activities. Please refer to Note 8 within Clearwater Paper's Form 10-Q filed with the SEC for the period end June 30, 2021 for the detailed breakout of this amount.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per-share data)	2021	2020	2021	2020

Adjusted Net Income (Loss):
Net income (loss)	$(51.6)	$22.8	$(39.6)	$33.1
Add back:
Income tax provision (benefit)	(16.7)	10.4	(13.5)	4.2
Income (loss) before income taxes	(68.4)	33.2	(53.1)	37.4

Add back:
Debt retirement costs	—	1.0	—	1.0
Other operating charges, net	44.5	3.0	44.9	11.6
Adjusted income (loss) before tax	(23.8)	37.2	$(8.2)	$49.9
Normalized income tax provision	(6.0)	9.3	(2.0)	12.5
Adjusted net income (loss)	$(17.9)	$27.9	$(6.1)	$37.4

Weighted average diluted shares (thousands)	16,685	16,686	16,678	16,644

Adjusted income (loss) per diluted share	$(1.07)	$1.67	$(0.37)	$2.24

	June 30, 2021	March 31, 2021	December 31, 2020
Calculation of Net Debt:
Current portion long-term debt	$1.7	$1.7	$1.7
Long-term debt	716.2	716.3	716.4
Add back:
Unamortized deferred debt costs	6.4	6.6	6.9
Less:
Financing leases	20.0	20.4	20.8
Cash	60.9	57.1	35.9
Net Debt	$643.3	$647.1	$668.4

Clearwater Paper Corporation

Investors contact:
Sloan Bohlen
Solebury Trout
509.344.5906

News media:
Shannon Myers
509.344.5967

investorinfo@clearwaterpaper.com